Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

In connection with the annual report of Continental Materials Corporation (the “Company”) on Form 10-K for the period ending January 3, 2004, as initially filed with the SEC on April 1, 2004 and amended by Amendment No. 1 thereto filed with the SEC on the date hereof (as amended, the “Report”), I, James G. Gidwitz, the Chairman of the Board and Chief Executive Officer of the Company, and I, Joseph J. Sum, the Vice President and Chief Financial Officer of the Company, hereby certify, pursuant to Rule 15d-14(b) of the Securities Exchange Act of 1934, as amended, and Section 1350, of Chapter 63 of title 18 of the United States Code that to our knowledge:

(1)          The Report fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)          The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company for the periods presented in the Report.

Date: April 30, 2004

By:	/s/ James G. Gidwitz
James G. Gidwitz
Chairman of the Board and Chief Executive Officer

By:	/s/ Joseph J. Sum
Joseph J. Sum
Vice President and Chief Financial Officer